                                                          Exhibit I

                            STOCK PURCHASE AGREEMENT


           AGREEMENT dated as of June 16, 1994 among Lehman Brothers Merchant Banking Portfolio Partnership L.P., a Delaware limited partnership, Lehman Brothers Capital Partners II, L.P., a Delaware limited partnership, Lehman Brothers Offshore Investment Partnership-Japan L.P., a Bermuda limited partnership, Lehman Brothers Offshore Investment Partnership L.P., a Bermuda limited partnership (collectively, the "Sellers"), Loral Master Pension Trust (the "Buyer") and Loral Corporation, a New York corporation (the "Company").

           The parties hereto agree as follows:


                 Section 1. Purchase and Sale. Upon the terms of this Agreement, each Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Sellers at the Closing (as defined below) the number of shares (the "Shares") of common stock, par value $.25 per share, of the Company set forth opposite such Seller's name on the signature pages hereof for the purchase price set forth thereon.

                 Section 2. Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place on June 23, 1994, at the offices of Loral Corporation, 600 Third Avenue, New York, NY 10016 or at such other time or place as the Buyer and the Sellers may agree. At the
Closing:

                 (i) The Buyer shall deliver to each Seller the purchase price payable to such Seller in immediately available funds by wire transfer to an account of such Seller with a bank designated by such Seller, by notice to the Buyer, not later than two business days prior to the date of the Closing; and

                 (ii) The Sellers shall deliver to the Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank.


                 Section 3. Representations of the Sellers. Each Seller represents and warrants to the Buyer that such Seller is the record and beneficial owner of the Shares set forth opposite such Seller's name on the signature pages hereof, free and clear of any lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of Shares), except as provided in the Standstill Agreement, dated as of August 14, 1992 among the Company and the Sellers (the "Standstill Agreement") and will transfer and deliver to the Buyer at the Closing valid title to the Shares free and clear of any lien and any such limitation or restriction except as provided herein.

                 Section 4. Representations of the Buyer. The Buyer represents and warrants to the Sellers that:

                 (i) The Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof;

                 (ii) The Buyer is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended; and





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
                 (iii) The Buyer acknowledges that the Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

                 Section 5. Representations of the Buyer and the Company. Each of the Buyer and the Company represents and warrants to the Sellers that:

                 (i) Neither party is aware of any fact, circumstance, event or condition which would cause any report, statement, schedule or registration statement filed with the Securities and Exchange Commission ("SEC") since January 1, 1994 to have contained any untrue statement of a material fact or to have omitted to state any material fact necessary to have made the statements contained therein, in light of the circumstances in which they were made and as of the time they were made, not misleading; and

                 (ii) The Buyer is not purchasing the Shares based on any material information that is required to be disclosed in any reports, statements, schedules or registration statements filed with the SEC that has not been disclosed in such documents.

                 Section 6. Consent. The Company hereby approves, in accordance with Section 2.06(a)(ii) of the Standstill Agreement, the sale of the Shares by the Sellers to the Buyer pursuant to this Agreement.

                 Section 7. Dividends. The parties acknowledge that the dividends paid by the Company to the holders of the Shares on June 15, 1994 are payable to the Sellers.

                 Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

                 Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.





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

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Number of                 Purchase
Shares                    Price

1,457,281                 $52,462,116              LEHMAN BROTHERS MERCHANT BANKING PORTFOLIO
                                                   PARTNERSHIP L.P.

                                                   By       Lehman Brothers Merchant Banking Inc.,
                                                                    as general partner


                                                   By
                                                     -------------------------
                                                   Name:
                                                   Title:


  152,224                 $5,480,064               LEHMAN BROTHERS OFFSHORE INVESTMENT PARTNERSHIP
                                                   - JAPAN L.P.

                                                   By       Lehman Brothers Offshore Partners Ltd.,
                                                            as general partner


                                                   By
                                                     -------------------------
                                                   Name:
                                                   Title:


  400,421                 $14,415,156              LEHMAN BROTHERS OFFSHORE INVESTMENT
                                                   PARTNERSHIP L.P.

                                                   By       Lehman Brothers Offshore Partners
                                                            Ltd., as general partner


                                                   By
                                                     -------------------------
                                                   Name:
                                                   Title:


990,074                   $35,642,664              LEHMAN BROTHERS CAPITAL PARTNERS II, L.P.

                                                   By       Lehman Brothers II Investment Inc.,
                                                            as general partner


                                                   By
                                                     -------------------------
                                                   Name:
                                                   Title:





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


                                                   LORAL MASTER PENSION TRUST


                                                   By
                                                     -------------------------
                                                   Name:
                                                   Title:


                                                   LORAL CORPORATION


                                                   By
                                                     -------------------------
                                                   Name:
                                                   Title:





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